SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 25, 2003
(To Prospectus dated February 21, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2003-4CB
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2003-12

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated February 25, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated February 21, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,344,870.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-55 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-41 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated February 25, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated February 21, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 82%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                       Percentage of the Prepayment Assumption
                                     -------------------------------------------
        Class                         0%      50%      100%     150%     200%
        -----                         --      ---      ---      ----     ----
        Class PO.................    1.1%     3.3%     6.3%     9.7%     13.5%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

                                 THE BANK OF NEW YORK
101 Barclay Street, 8 West                           Distribution Date: 5/25/03
New York, NY 10286
Officer:        Courtney Bartholomew            212 815-3236
Associate:      Sean O'Connell                  212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                         Atlernative Loan Trust 2003-4CB
                                 Series 2003-12


                                          Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------
                                    Certificate                        Pass
                         Class          Rate          Beginning       Through       Principal       Interest          Total
Class      Cusip      Description       Type           Balance        Rate (%)    Distribution    Distribution     Distribution
-----------------------------------------------------------------------------------------------------------------------------------

  1A1     12669DN20     Senior       Fix-30/360     497,531,150.88    5.750000    6,115,629.31    2,384,003.43     8,499,632.75
  2A1     12669DN38     Senior       Fix-30/360     136,217,725.84    4.500000    1,410,788.01      510,816.47     1,921,604.49
  2A2     12669DZ27    Strip IO      Fix-30/360     136,217,725.84    0.500000               -       56,757.39        56,757.39
  2A3     12669DZ35     Senior       Fix-30/360      15,135,412.70    5.000000      156,755.36       63,064.22       219,819.58
  PO                                                  1,352,658.59    0.000000        7,789.02               -         7,789.02
 PO-1     12669DN46    Strip PO      Fix-30/360       1,312,009.91    0.000000        7,225.67               -         7,225.67
 PO-2     12669DN46    Strip PO      Fix-30/360          40,648.68    0.000000          563.35               -           563.35
  AR      12669DN53     Senior       Fix-30/360                  -    5.750000               -            0.02             0.02
-----------------------------------------------------------------------------------------------------------------------------------
   M      12669DN61     Junior       Fix-30/360      12,630,134.64    5.575489       19,724.65       58,682.65        78,407.30
  B1      12669DN79     Junior       Fix-30/360       6,144,379.05    5.575489        9,595.76       28,548.27        38,144.02
  B2      12669DN87     Junior       Fix-30/360       3,754,942.61    5.575489        5,864.14       17,446.37        23,310.51
  B3      12669DY36     Junior       Fix-30/360       2,389,536.11    5.575489        3,731.77       11,102.36        14,834.13
  B4      12669DY44     Junior       Fix-30/360       2,048,159.57    5.575489        3,198.64        9,516.24        12,714.88
  B5      12669DY51     Junior       Fix-30/360       2,048,615.96    5.575489        3,199.35        9,518.36        12,717.71
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                              679,252,715.95                7,736,276.01    3,149,455.78    10,885,731.80
-----------------------------------------------------------------------------------------------------------------------------------

 Certificateholder Monthly Distribution Summary
------------------------------------------------
           Current                    Cumulative
          Realized       Ending        Realized
Class       Losses      Balance         Losses
------------------------------------------------

  1A1        -       491,415,521.56       -
  2A1        -       134,806,937.83       -
  2A2        -       134,806,937.83       -
  2A3        -        14,978,657.34       -
  PO         -         1,344,869.57       -
 PO-1        -         1,304,784.24       -
 PO-2        -            40,085.33       -
  AR         -                    -       -
------------------------------------------------
   M         -        12,610,409.99       -
  B1         -         6,134,783.29       -
  B2         -         3,749,078.46       -
  B3         -         2,385,804.34       -
  B4         -         2,044,960.94       -
  B5         -         2,045,416.61       -
------------------------------------------------
Totals       -       671,516,439.93       -
------------------------------------------------

                                       Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------
                                    Original            Beginning           Scheduled
                                  Certificate          Certificate          Principal             Accretion
     Class         Cusip             Balance             Balance           Distribution            Principal
----------------------------------------------------------------------------------------------------------------

      1A1        12669DN20       501,352,000.00      497,531,150.88        6,115,629.31               -
      2A1        12669DN38       137,807,000.00      136,217,725.84        1,410,788.01               -
      2A2        12669DZ27       137,807,000.00      136,217,725.84                   -               -
      2A3        12669DZ35        15,312,000.00       15,135,412.70          156,755.36               -
      PO                           1,370,096.59        1,352,658.59            7,789.02               -
     PO-1        12669DN46         1,329,122.34        1,312,009.91            7,225.67               -
     PO-2        12669DN46            40,974.25           40,648.68              563.35               -
      AR         12669DN53               100.00                   -                   -               -
----------------------------------------------------------------------------------------------------------------
       M         12669DN61        12,671,700.00       12,630,134.64           19,724.65               -
      B1         12669DN79         6,164,600.00        6,144,379.05            9,595.76               -
      B2         12669DN87         3,767,300.00        3,754,942.61            5,864.14               -
      B3         12669DY36         2,397,400.00        2,389,536.11            3,731.77               -
      B4         12669DY44         2,054,900.00        2,048,159.57            3,198.64               -
      B5         12669DY51         2,055,357.89        2,048,615.96            3,199.35               -
----------------------------------------------------------------------------------------------------------------
Totals                           684,952,454.48      679,252,715.95        7,736,276.01               -
----------------------------------------------------------------------------------------------------------------

                                  Principal Distribution Detail
------------------------------------------------------------------------------------------------------
                  Unscheduled         Net               Current        Ending               Ending
                   Principal        Principal           Realized    Certificate          Certificate
     Class         Adjustment      Distribution          Losses        Balance             Factor
------------------------------------------------------------------------------------------------------
      1A1               -         6,115,629.31             -       491,415,521.56       0.98018063469
      2A1               -         1,410,788.01             -       134,806,937.83       0.97822997258
      2A2               -                    -             -       134,806,937.83       0.97822997258
      2A3               -           156,755.36             -        14,978,657.34       0.97822997258
      PO                -             7,789.02             -         1,344,869.57       0.98158741494
     PO-1               -             7,225.67             -         1,304,784.24       0.98168859458
     PO-2               -               563.35             -            40,085.33       0.97830538921
      AR                -                    -             -                    -       0.00000000000
------------------------------------------------------------------------------------------------------
       M                -            19,724.65             -        12,610,409.99       0.99516323701
      B1                -             9,595.76             -         6,134,783.29       0.99516323701
      B2                -             5,864.14             -         3,749,078.46       0.99516323701
      B3                -             3,731.77             -         2,385,804.34       0.99516323701
      B4                -             3,198.64             -         2,044,960.94       0.99516323701
      B5                -             3,199.35             -         2,045,416.61       0.99516323701
------------------------------------------------------------------------------------------------------
Totals                  -         7,736,276.01             -       671,516,439.93
------------------------------------------------------------------------------------------------------

                                         Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                    Beginning              Pass              Accrued                Cumulative                      Total
                   Certificate            Through            Optimal                  Unpaid         Deferred      Interest
   Class             Balance              Rate (%)           Interest                Interest        Interest        Due
------------------------------------------------------------------------------------------------------------------------------------
    1A1          497,531,150.88            5.750000        2,384,003.43                  -                -      2,384,003.43
    2A1          136,217,725.84            4.500000          510,816.47                  -                -        510,816.47
    2A2          136,217,725.84            0.500000           56,757.39                  -                -         56,757.39
    2A3           15,135,412.70            5.000000           63,064.22                  -                -         63,064.22
    PO             1,352,658.59            0.000000                   -                  -                -                 -
   PO-1            1,312,009.91            0.000000                   -                  -                -                 -
   PO-2               40,648.68            0.000000                   -                  -                -                 -
    AR                        -            5.750000                   -                  -                -                 -
------------------------------------------------------------------------------------------------------------------------------------
     M            12,630,134.64            5.575489           58,682.65                  -                -         58,682.65
    B1             6,144,379.05            5.575489           28,548.27                  -                -         28,548.27
    B2             3,754,942.61            5.575489           17,446.37                  -                -         17,446.37
    B3             2,389,536.11            5.575489           11,102.36                  -                -         11,102.36
    B4             2,048,159.57            5.575489            9,516.24                  -                -          9,516.24
    B5             2,048,615.96            5.575489            9,518.36                  -                -          9,518.36
------------------------------------------------------------------------------------------------------------------------------------
  Totals         679,252,715.95                            3,149,455.76                  -                -      3,149,455.76
------------------------------------------------------------------------------------------------------------------------------------

                    Interest Distribution Detail
---------------------------------------------------------------------
                         Net           Unscheduled
                      Prepayment        Interest            Interest
   Class            Int Shortfall      Adjustment              Paid
---------------------------------------------------------------------
    1A1                    -                    -        2,384,003.43
    2A1                    -                    -          510,816.47
    2A2                    -                    -           56,757.39
    2A3                    -                    -           63,064.22
    PO                     -                    -                   -
   PO-1                    -                    -                   -
   PO-2                    -                    -                   -
    AR                     -                    -                0.02
----------------------------------------------------------------------
     M                     -                    -           58,682.65
    B1                     -                    -           28,548.27
    B2                     -                    -           17,446.37
    B3                     -                    -           11,102.36
    B4                     -                    -            9,516.24
    B5                     -                    -            9,518.36
----------------------------------------------------------------------
  Totals                   -                    -        3,149,455.78
----------------------------------------------------------------------

                                                 Current Payment Information
                                                      Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                    Beginning
                                  Original             Cert.                                           Ending Cert.         Pass
                                Certificate          Notional        Principal          Interest         Notional          Through
  Class          Cusip            Balance            Balance        Distribution       Distribution       Balance          Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
   1A1         12669DN20      501,352,000.00      992.378909181     12.198274493       4.755148940     980.180634687      5.750000
   2A1         12669DN38      137,807,000.00      988.467391677     10.237419096       3.706752719     978.229972581      4.500000
   2A2         12669DZ27      137,807,000.00      988.467391677      0.000000000       0.411861413     978.229972581      0.500000
   2A3         12669DZ35       15,312,000.00      988.467391677     10.237419096       4.118614132     978.229972581      5.000000
   PO                           1,370,096.59      987.272430187      5.685015244       0.000000000     981.587414943      0.000000
  PO-1         12669DN46        1,329,122.34      987.125013772      5.436419194       0.000000000     981.688594578      0.000000
  PO-2         12669DN46           40,974.25      992.054201358     13.748812144       0.000000000     978.305389214      0.000000
   AR          12669DN53              100.00        0.000000000      0.000000000       0.226481895       0.000000000      5.750000
-----------------------------------------------------------------------------------------------------------------------------------
    M          12669DN61       12,671,700.00      996.719827528      1.556590523       4.631000604     995.163237005      5.575489
   B1          12669DN79        6,164,600.00      996.719827528      1.556590523       4.631000604     995.163237005      5.575489
   B2          12669DN87        3,767,300.00      996.719827528      1.556590523       4.631000604     995.163237005      5.575489
   B3          12669DY36        2,397,400.00      996.719827528      1.556590523       4.631000604     995.163237005      5.575489
   B4          12669DY44        2,054,900.00      996.719827528      1.556590523       4.631000604     995.163237005      5.575489
   B5          12669DY51        2,055,357.89      996.719827528      1.556590523       4.631000604     995.163237005      5.575489
-----------------------------------------------------------------------------------------------------------------------------------
 Totals                       684,952,454.48      991.678636243     11.294617545       4.598064814     980.384018683
-----------------------------------------------------------------------------------------------------------------------------------

                                    THE BANK OF NEW YORK
101 Barclay Street, 8 West
New York, NY 10286
Officer:       Courtney Bartholomew     212 815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                         Atlernative Loan Trust 2003-4CB
                                 Series 2003-12


Pool Level Data
Distribution Date                                                                                                        5/25/2003
Cut-off Date                                                                                                              2/1/2003
Determination Date                                                                                                        5/1/2003
Accrual Period 30/360                               Begin                                                                 4/1/2003
                                                    End                                                                   5/1/2003
Number of Days in 30/360 Accrual Period                                                                                         30


-------------------------------------------------------------------------------------------------------------
                                      Collateral Information
-------------------------------------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                524,993,800.78

Beginning Aggregate Pool Stated Principal Balance                                                                   521,107,512.43
Ending Aggregate Pool Stated Principal Balance                                                                      514,963,909.69

Beginning Aggregate Loan Count                                                                                                3248
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 32
Ending Aggregate Loan Count                                                                                                   3216

Beginning Weighted Average Loan Rate (WAC)                                                                               6.492436%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.493339%

Beginning Net Weighted Average Loan Rate                                                                                 5.735523%
Ending Net Weighted Average Loan Rate                                                                                    5.735431%

Weighted Average Maturity (WAM) (Months)                                                                                       355

Servicer Advances                                                                                                        54,406.04

Aggregate Pool Prepayment                                                                                             5,657,819.66
Pool Prepayment Rate                                                                                                   12.2890 CPR


Group 2
Cut-Off Date Balance                                                                                                159,958,653.70

Beginning Aggregate Pool Stated Principal Balance                                                                   158,145,203.52
Ending Aggregate Pool Stated Principal Balance                                                                      156,552,530.25

Beginning Aggregate Loan Count                                                                                                1166
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  7
Ending Aggregate Loan Count                                                                                                   1159

Beginning Weighted Average Loan Rate (WAC)                                                                               5.737939%
Ending Weighted Average Loan Rate (WAC)                                                                                  5.737867%

Beginning Net Weighted Average Loan Rate                                                                                 5.000003%
Ending Net Weighted Average Loan Rate                                                                                    5.000017%

Weighted Average Maturity (WAM) (Months)                                                                                       176

Servicer Advances                                                                                                        17,281.49

Aggregate Pool Prepayment                                                                                             1,017,220.08
Pool Prepayment Rate                                                                                                    7.4776 CPR


-------------------------------------------------------------------------------------------------------------
                                       Certificate Information
-------------------------------------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                   95.7167094478%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               4.2832905522%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Group 2
Senior Percentage                                                                                                   95.7297774831%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               4.2702225169%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Certificate Account

Beginning Balance                                                                                                                -

Deposit
Payments of Interest and Principal                                                                                   11,303,404.09
Liquidation Proceeds                                                                                                             -
All Other Proceeds                                                                                                               -
Other Amounts                                                                                                                    -
Total Deposits                                                                                                       11,303,404.09

Withdrawals
Reimbursement of Servicer Advances                                                                                               -
Payment of Master Servicer Fees                                                                                         138,162.75
Payment of Sub Servicer Fees                                                                                              7,088.05
Payment of Other Fees                                                                                                   272,421.50
Payment of Insurance Premium(s)                                                                                                  -
Payment of Personal Mortgage Insurance                                                                                    7,088.05
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 -
Payment of Principal and Interest                                                                                    10,885,731.79
Total Withdrawals                                                                                                    11,310,492.14

Ending Balance                                                                                                          272,421.50

Master Servicing Fees Paid                                                                                              138,162.75
Insurance Premium(s) Paid                                                                                                        -
Personal Mortgage Insurance Fees Paid                                                                                     7,088.05
Other Fees Paid                                                                                                         272,421.50
Total Fees                                                                                                              417,672.30

-------------------------------------------------------------------------------------------------------------
                                           Delinquency Information
-------------------------------------------------------------------------------------------------------------
Group 1

Delinquency                                                30-59 Days     60-89 Days            90+ Days                 Totals
Scheduled Principal Balance                              7,155,789.72     844,589.61                   -           8,000,379.33
Percentage of Total Pool Balance                            1.389571%      0.164009%           0.000000%              1.553581%
Number of Loans                                                    44              9                   0                     53
Percentage of Total Loans                                   1.368159%      0.279851%           0.000000%              1.648010%

Foreclosure
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                       -
Additional Gains (Recoveries)/Losses                                                                                          -
Total Realized Losses                                                                                                         -

Group 2

Delinquency                                                30-59 Days     60-89 Days            90+ Days                 Totals
Scheduled Principal Balance                              1,857,058.48     187,728.07                   -           2,044,786.55
Percentage of Total Pool Balance                            1.186221%      0.119914%           0.000000%              1.306134%
Number of Loans                                                    15              2                   0                     17
Percentage of Total Loans                                   1.294219%      0.172563%           0.000000%              1.466782%

Foreclosure
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
Scheduled Principal Balance                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                   -
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                       -
Additional Gains (Recoveries)/Losses                                                                                          -
Total Realized Losses                                                                                                         -

-------------------------------------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------------------------------------

Protection                                                                                 Original                Current
Bankruptcy Loss                                                                          198,180.00             198,180.00
Bankruptcy Percentage                                                                     0.028933%              0.029512%
Credit/Fraud Loss                                                                      6,850,000.00           6,850,000.00
Credit/Fraud Loss Percentage                                                              1.000069%              1.020079%
Special Hazard Loss                                                                    6,850,000.00           6,792,527.16
Special Hazard Loss Percentage                                                            1.000069%              1.011521%

Credit Support                                                                             Original                Current
Class A                                                                              655,841,196.59         642,545,986.30
Class A Percentage                                                                       95.749886%             95.685816%

Class M                                                                               12,671,700.00          12,610,409.99
Class M Percentage                                                                        1.850012%              1.877900%

Class B1                                                                               6,164,600.00           6,134,783.29
Class B1 Percentage                                                                       0.900004%              0.913572%

Class B2                                                                               3,767,300.00           3,749,078.46
Class B2 Percentage                                                                       0.550009%              0.558300%

Class B3                                                                               2,397,400.00           2,385,804.34
Class B3 Percentage                                                                       0.350010%              0.355286%

Class B4                                                                               2,054,900.00           2,044,960.94
Class B4 Percentage                                                                       0.300006%              0.304529%

Class B5                                                                               2,055,357.89           2,045,416.61
Class B5 Percentage                                                                       0.300073%              0.304597%

-------------------------------------------------------------------------------------------------------------
                                Group 1 Compensating Interest Detail
-------------------------------------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                                                                        3,331.58
Compensation for Gross PPIS from Servicing Fees                                                                  3,331.58

Total Net PPIS (Non-Supported PPIS)                                                                                     -


-------------------------------------------------------------------------------------------------------------
                                  Group 2 Compensating Interest Detail
-------------------------------------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                                                                           16.65
Compensation for Gross PPIS from Servicing Fees                                                                     16.65

Total Net PPIS (Non-Supported PPIS)                                                                                     -